EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Braemar Hotels & Resorts Inc.
Dallas, Texas
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-223799, 333-209389, 333-200420, 333-200718 and 333-234663) and Form S-8 (Nos. 333-218888, 333-204705 and 333-194968), of Braemar Hotels & Resorts Inc., of our reports dated March 12, 2020, relating to the consolidated financial statements, financial statement schedule, and the effectiveness of Braemar Hotels & Resorts Inc.’s internal control over financial reporting, which appear in this Form 10-K for the year ended December 31, 2019.

/s/ BDO USA, LLP

Dallas, Texas
March 12, 2020